SUBORDINATED REVOLVING LINE OF CREDIT AGREEMENT

This Subordinated Revolving Line of Credit Agreement (this “Agreement”) is made as of ________, 2006 by and between Echo Healthcare Acquisition Corp., a Delaware corporation (“Borrower”), and the individuals and entities set forth on Schedule A (“Lenders”), with reference to the following facts.

(a)  Borrower has been organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (a “Business Combination”).

(b)  Borrower proposes to: (a) make a public offering (the “Public Offering”) of its securities pursuant to a registration statement (the “Registration Statement”) filed with and declared effective by the Securities and Exchange Commission (the “SEC”); (b) deposit the proceeds from the Public Offering into a trust account (the “Trust Account”) for the benefit of the purchasers of securities in the Public Offering, net of offering costs, underwriting discounts, to be held and disbursed in accordance with the terms of the Investment Management Trust Agreement to be entered into between Borrower and Corporate Stock Transfer, Inc. as trustee (the “Trust Agreement”); and (c) utilize the funds in the Trust Account in connection with a Business Combination.

(c)  Borrower may need funds to pay costs and expenses prior to consummation of a Business Combination.

(d)  On the terms and subject to the conditions set forth in this Agreement, Lenders are willing to make available to Borrower a revolving line of credit to pay certain costs and expenses that may arise prior to a Business Combination (the “Loan”).

AGREEMENT

1.  The Loan

1.1  Lenders agree to make advances to Borrower, and Borrower agrees to repay such advances, from time to time in accordance with the terms and conditions of this Agreement and the form of revolving promissory note attached hereto as Exhibit A (the “Note”); provided, however, that notwithstanding anything to the contrary in this Agreement, at no time shall the aggregate of all advances and readvances outstanding under the Loan at any time exceed $750,000. This Agreement and the Note are each sometimes referred to in this Agreement individually as a “Loan Document,” and are sometimes collectively referred to as the “Loan Documents.”

1.2 Lenders’ obligation to make advances shall expire upon the first to occur of the following:

1.2.1  Upon a material breach or default of any representation, warranty or agreement of Borrower that is not cured or corrected within 20 days of notice of such breach from Lender;

1.2.2 Upon consummation of a Business Combination;

1.2.3 Upon notice from any Lender at any time prior to the effectiveness of the Registration Statement;

1.2.4  Two years after the effective date of the Registration Statement, provided that Borrower may request advances after that date solely to pay reasonable costs and expenses in connection with liquidation of Borrower;

1.2.5 Thirty days after Borrower provides written notice to Lender of its termination of this Agreement and the Loan facility, and the payment of all amounts due hereunder to Lender.

2.  Conditions of Advances.  Upon reasonable advance request from Borrower, Lenders shall make advances to or as directed by Borrower, provided that each and all of the following conditions is satisfied:

2.1 Borrower shall have executed and delivered the Note to Lenders, as applicable;

2.2 The aggregate amount of outstanding advances following such advance shall not exceed $750,000;

2.3  The representations and warranties of Borrower in the Loan Documents shall be true and correct in all material respects;

2.4 Borrower shall have complied in all material respects with each of its agreements in the Loan Documents;

2.5 The advances shall be used only for such purposes as are set forth in Section 4.1 of this Agreement; and

2.6 Prior to the effectiveness of the Registration Statement, Lenders consent to the advance.

3.  Borrower Representations

3.1 Borrower represents and warrants as follows:

3.1.1  Borrower has full power and authority to execute and deliver this Agreement and the other Loan Documents to be executed and delivered by it pursuant hereto and to perform its obligations hereunder and thereunder. This Agreement and such Loan Documents constitute the valid and legally binding obligations of the Borrower and are enforceable against Borrower in accordance with their terms.

3.1.2  Neither the execution and the delivery of the Loan Documents by Borrower, nor the consummation of the transactions contemplated by the Loan Documents, nor the borrowing by Borrower, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Borrower is subject or any provision of the Certificate of Incorporation or Bylaws of Borrower, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any entity or natural person (each, a “Person”) the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which Borrower is a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any security interest upon any of its assets), in each case other than where such violation, conflict, breach, default, acceleration or creation of right would not reasonably be expected to have a material adverse effect on the ability of Borrower to repay amounts due under the Note in accordance with the terms of the Loan Documents. (a “Material Adverse Effect”).

3.1.3  Borrower does not need to give any notice to, make any filing with, or obtain any authorization, permit, certificate, registration, consent, approval or order of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, except where the failure would not reasonably be expected to have a Material Adverse Effect.

3.1.4  The conditions to the obligation of Lenders to make the advance, as set forth in Section 2, shall be satisfied.

3.2  Each and every representation and warranty made by Borrower in this Agreement shall be deemed renewed and remade upon the making of each and every advance or readvance under the Note that Lenders may make.

4.  Borrower Covenants.  For as long as Lenders shall have a commitment to make advances or there shall be any outstanding balance on the Loan, without the prior consent of Lenders, Borrower shall:

4.1  use the proceeds of any advance made hereunder only for: (a) prior to the closing of the Public Offering, costs and expenses of the Public Offering, including legal, accounting, printing and “road show” expenses; and (b) after the Closing of the Public Offering, ordinary and reasonable operating costs and expenses during the period Borrower seeks to identify, investigate, negotiate and consummate a Business Combination, including Borrower’s reporting obligations with the SEC, the audit and review of Borrower’s financial statements, identifying and investigating potential targets for a Business Combination, deposits, down payments or funding of “no-shop” provisions in connection with a particular Business Combination, negotiating and closing the Business Combination, legal and other professional fees and expenses, fees, salaries and compensation for directors, officers, employees, consultants and advisors, and insurance premiums;

4.2  not declare or pay any dividend or distribution with respect to, or repurchase or redeem any shares of, the capital stock of Borrower, provided that this shall not prohibit payments from the Trust Account to stockholders of Borrower in accordance with the Trust Agreement;

4.3  not engage in any business other than identifying, investigating, negotiating and closing a Business Combination;

4.4  make any material capital expenditure or purchase any material property or asset (other than office supplies and equipment); and

4.5  upon request of Lenders, provide to Lenders copies of all filings with the Securities and Exchange Commission.

5.  No Recourse to Trust Account

Lenders, on behalf of themselves and their successors and assigns, hereby acknowledge and agree that under no circumstance shall Lenders have any right, title or interest in or to any of the funds in the Trust Account, notwithstanding the fact that such funds were received for the purchase and sale of securities of Borrower, or any funds distributed from the Trust Account other than in a Business Combination Distribution (as defined below), and that their sole recourse for repayment of any and all amounts due under the Note shall be against the assets or properties of Borrower never deposited into the Trust Account or distributed to Borrower from the Trust Account in a Business Combination Distribution. Lenders hereby irrevocably waive any claim that they might have to funds in the Trust Account, and any funds distributed from the Trust Account other than in a Business Combination Distribution, at law or in equity, agree not to make any such claim, and agree to indemnify and hold Borrower harmless from any such claim made by or on behalf of Lenders. For purposes of this Section 5, a “Business Combination Distribution” means a distribution from the Trust Account in connection with the consummation of a Business Combination pursuant to the Trust Agreement.

6.  Events of Default.  The occurrence of any of the following shall constitute an event of default (an “Event of Default”) hereunder and under each and every other Loan Document:

6.1  The Borrower shall fail to pay any principal, interest or any other amount as and when due and payable under any Loan Document;

6.2  Any representation or warranty which is made or deemed made in any Loan Document by the Borrower shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made or remade;

6.3  The Borrower shall fail to perform or observe any term, provision, covenant, or agreement contained in any Loan Document to be performed or observed by the Borrower (other than any payment obligation) and such failure shall continue more than 20 days after notice thereof from Lenders;

6.4  The Borrower shall (a) generally not, or be unable to, or admit in writing its inability to, pay its debts as such debts become due, only after the Company has borrowed the entire $750,000 pursuant hereto; or (b) make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of 30 days or more; or (e) by any act or omission to act indicate consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any such substantial part of its properties; or (f) suffer any such custodianship, receivership, or trusteeship for all or any substantial part of its properties; or (g) suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of 30 days or more; or

6.5  At any time after execution and delivery of this Agreement, and for any reason at no fault of Lender, any Loan Document shall cease to be in full force and effect and enforceable in accordance with its terms, or shall be declared null and void.

7.  Consequences of Default.  If an Event of Default shall occur, Lenders:

7.1 shall have no further obligation to make advances under the Loan Documents; and

7.2  may declare the Note, all interest thereon, and all other amounts payable under this Agreement and any other Loan Document to be forthwith due and payable, whereupon the Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower.

8.  Miscellaneous Provisions

8.1  Notices.  All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, addressed to the following addresses:

If to Borrower:	Echo Healthcare Acquisition Corp.
8000 Towers Crescent Drive, Suite 1300
Vienna, VA 22182
Attention: Gene E. Burleson
Facsimile: (703) ___-____

If to Lenders:	___________________
___________________
___________________
Facsimile: (___) ___-____

Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails (or on the seventh day if sent to or from an address outside the United States). Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

8.2  No Waivers; Remedies Cumulative. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

8.3  Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lenders and such amendment is approved by the Board of Directors of Borrower.

8.4  Successors and Assigns. Borrower may not assign its right or duties hereunder without the prior written consent of Lenders, which consent Lenders may deny, withhold or delay in its sole and absolute discretion.

8.5  Governing Law. This Agreement has been made and entered into in the State of Delaware and shall be construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

8.6  Prior Understandings. This Agreement supersedes all prior understandings and agreements (whether written, oral or otherwise) pertaining to the subject matter hereof, and constitutes the entire agreement between the parties hereto relating to the subject matter hereof and the transactions provided for herein.

8.7  Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. The parties shall accept facsimile signatures as the equivalent of original ones.

8.8  Severability. If any provision of this Agreement or the application of such provision to any Person or circumstance will be held invalid, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid will not be affected thereby.

8.9  Additional Documents and Acts. Borrower shall execute and deliver such additional documents and instruments and shall perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement.

8.10  Survival. All indemnities, rights, remedies, representations and warranties contained herein shall survive the expiration or termination of this Agreement, and no termination or expiration hereof shall relieve either party from liability for any breach of this Agreement.

8.11 No Usury. Regardless of any other provision of this Agreement or the Note, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Note and not to the payment of interest, and (ii) if the loan evidenced by the Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Note or the refunding of excess to be a complete settlement and acquittance thereof.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to one another as of the date first above written.

LENDERS:	/s/ ____________ _______________________

BORROWER:	ECHO HEALTHCARE ACQUISITION CORP.

	By:	/s/ __________________ Gene E. Burleson, Chief Executive Officer

EXHIBIT A

REVOLVING LINE OF CREDIT NOTE

Not to Exceed $750,000 in Principal	___________, 2006

For value received, the undersigned ECHO HEALTHCARE ACQUISITION CORP., a Delaware corporation (“Borrower”), promises to pay, in lawful money of the United States, to the order of_______________, together with his successors and assigns (“Holder”), at such address as Holder may direct, the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000), or so much thereof as shall have been advanced and shall remain unpaid hereunder, together with interest from date of disbursement at the rate equivalent to the interest rate payable on the funds held in the Trust Account for the periods corresponding to the periods any amounts are outstanding hereunder (the “Interest Rate”). Interest shall be computed at the Interest Rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 365, which shall, for interest computation purposes, be considered one year. Notwithstanding anything to the contrary expressed or implied herein, all payments made by Borrower hereunder (including, without limitation, any prepayments) shall be applied first to accrued but unpaid interest and second to the reduction of the principal due hereunder.

This Note is delivered pursuant to, and is subject to all of the terms and conditions of, that certain Amended Subordinated Revolving Line of Credit Agreement dated _________, 2006 (the “Loan Agreement”) between Borrower and [ _______]. Unless otherwise defined in this Note, capitalized terms used in this Note shall have the meanings ascribed to them in the Loan Agreement, and in the event of any conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall govern.

1.  Maturity.  This Note shall mature and become due and payable as described in Section 1 of the Loan Agreement.

2.  Prepayment.  This Note may be repaid in whole or in part at any time without penalty or premium.

3.  Event of Default.  Should an Event of Default (as defined in the Loan Agreement) occur, Lenders shall have the rights set forth in Section 7 of the Loan Agreement.

4.  Borrower’s Acknowledgement.  Borrower acknowledges that Holder is extending the credit contemplated hereby solely as an accommodation to Borrower, and is willing to do so in reliance upon Borrower’s monetary and non-monetary covenants contained herein and in the Loan Agreement.

5.  Holder’s Acknowledgement.  The Holder acknowledges and agrees that, as specified in Section 5 of the Loan Agreement, the Holder has limited recourse against Borrower for repayment of any and all amounts due and owing under this Note.

6.  Miscellaneous.  If this Note (or any payment due hereunder) is not paid when due, Borrower promises to pay all costs and expenses of collection and reasonable attorneys’ fees incurred by the Holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Borrower consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity, consents to the acceptance, release or substitution of security for this Note, and waives demand and protest. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this Note, Borrower, including successor(s) or assign(s), hereby consents to the application of Delaware law, to the jurisdiction of any competent court within the State of Delaware, and to service of process by any means authorized by Delaware law. No single or partial exercise of any power hereunder, or under any other Loan Document in connection herewith, shall preclude other or further exercises thereof or the exercise of any other such power.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

ECHO HEALTHCARE ACQUISITION CORP.

By	Gene E. Burleson, Chief Executive Officer